EXHIBIT 10.1 TO FORM 8-K


STOCK PURCHASE AGREEMENT
------------------------


          This STOCK PURCHASE AGREEMENT, dated as of August 4, 1995, is by and among NBI INC., a Colorado corporation having an office at 1880 Industrial Circle, Longmont, Colorado 80501 ("NBI"), ROMAINE GILMOUR ("Gilmour"), an individual whose address is R.D. 2, P.O. Box 70, Somerset, Pennsylvania 15501, and ROSE B. CALDERONE ("Calderone"), an individual whose address is R.D. 2, P.O. Box 743, Belle Vernon, Pennsylvania 15012 (Gilmour and Calderone are referred to collectively herein as "Sellers").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, at the Closing (as hereinafter defined), the issued and outstanding share of capital stock of Belle Vernon Motel Corporation, a Pennsylvania corporation (the "Company"), the principal assets of which are the Hotel (as hereinafter defined) and one million one hundred thousand dollars ($1,100,000) more or less, in cash, will consist of 34,515 shares of Common Stock, without par value (the "Stock"); and

          WHEREAS, at the Closing, Gilmour will own 26,598 shares of the Stock and Calderone will own 7,917 shares of the Stock and, collectively, the Sellers will own 100% of the Stock; and

          WHEREAS, Gilmour is President and a director of the Company and Calderone is Treasurer and a director of the Company;

          WHEREAS, James O. Courtney, Jr. is Secretary and a director of the Company; and

          WHEREAS, the Sellers desire to sell all of the Stock to NBI and NBI desires to buy all of the Stock from the Sellers;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto agree as follows:


                                I.  DEFINITIONS
                                    -----------

          1.A. In addition to the terms defined elsewhere herein, when used in this Agreement, the following terms have the meanings indicated:

          "Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in Pittsburgh, Pennsylvania are authorized or required by law to close.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

          "Hotel" means the improvements erected on the Property including the 81-unit motor hotel known as Holiday Inn of Belle Vernon, the restaurant, lounge and swimming pool situated thereon and the parking lot and other improvements ancillary thereto, including, without limitation, the Personal Property.

          "Hottle" means Dean M. Hottle, C.P.A.

          "IRS" means the United States Internal Revenue Service.

          "Knowledge" means the actual knowledge of Sellers.

          "Licenses" means Pennsylvania Liquor Control Board License No. H-4878 and those additional licenses and permits identified on Exhibit B hereto.

          "Lien" means any claim, lien (statutory or otherwise), mortgage, pledge, hypothecation, security interest, assignment, encumbrance, or other security agreement.

          "Personal Property" means chattels and articles of personal property placed upon or used in connection with or in the operation of the Hotel, or which may hereafter be used or useful in connection with the Hotel, including without limitation all records, recipes, furniture, silverware, linen, china, glassware, napery and such other articles of personal property used in connection with the Hotel.

          "Property" means the leasehold interest of the Company in and to those parcels of real property in Rostraver Township, Westmoreland County, Pennsylvania, and more particularly described on Exhibit A attached hereto and made a part hereof, said leasehold interest having been created by that certain Lease Agreement dated May 16, 1969 between William F. Sullivan, Rosemary C. Sullivan, James L. Smith and Thelma W. Smith, as Lessor, and the Company, as Lessee, recorded on June 6, 1969 in Deed Book Volume 2015, Page 378, as amended by Amendment to Lease dated October 14, 1970 recorded on October 16, 1970 in Deed Book Volume 2052, 1179 and assigned by Assignment of Lease dated March 2d-5th, 1973, executed by William F. Sullivan, Rosemary C. Sullivan, James L. Smith and Thelma W. Smith in favor of Pittsburgh Penn Center Corporation, recorded on March 14, 1973 in Deed Book Volume 2120, Page 566, all in the Recorder of Deeds Office of Westmoreland County, Pennsylvania (collectively, the "Lease").

          1.B. References to this "Agreement" shall mean this Stock Purchase Agreement, including all amendments, modifications and supplements thereto and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          1.C. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, consistently applied. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                      II.  PURCHASE AND SALE OF THE STOCK
                           ------------------------------

          2.A. Purchase of Securities. Subject to the terms and conditions set forth herein, NBI agrees to purchase and the Sellersagree to sell the Stock for an aggregate purchase price of $2,430,000 (the "Purchase Price").

          2.B. Closing. (a) The closing of the purchase and sale of the Stock (the "Closing") shall take place at 10:00 a.m. on Friday, August 4, 1995 (the "Closing Date") at the offices of Courtney and Courtney, 142 North Court Avenue, Somerset, Pennsylvania.

          On the Closing Date, the respective Sellers will deliver to NBI certificates evidencing the number of shares of Stock being sold by the respective Sellers hereunder, in proper form for transfer and duly endorsed to NBI or accompanied by valid instruments of assignment from the applicable
Seller to NBI duly executed by the respective Seller. At the Closing of the Calderone Stock delivery, NBI shall deliver to Calderone a certified check to the order of Rose B. Calderone in the amount of $529,520.34, representing 95% of the $557,389.83 sales price of her 7,917 shares of Stock, and shall deliver to Herbert J. deMarrais a certified check to the order of Herbert J. deMarrais in the amount of $13,934.75, representing 2.5% of said $557,389.83 sales price, as payment in full to him for all services rendered in connection with the sale of said Stock of Calderone. At the Closing of the Calderone Stock delivery, NBI shall deliver to James O. Courtney, Jr., a certified check to the order of James O. Courtney, Jr., in the amount of $13,934.74, representing 2.5% of said $557,389.83 sales price, as payment in full to him for his services rendered in connection with the sale of said Stock of Calderone. At the Closing of the Gilmour Stock delivery, NBI shall deliver to Gilmour a certified check to the order of Romaine Gilmour in the amount of $1,778,979.66, representing 95% of the $1,872,610.17 sales price of her 26,598 shares of Stock, and shall deliver to Herbert J. deMarrais a certified check to the order of Herbert J. deMarrais in the amount of $46,815.26, representing 2.5% of said $1,872,610.17 sales price, as payment in full to him for all services rendered in connection with the sale of said Stock of Gilmour. At the Closing of the Gilmour Stock delivery, NBI shall deliver to James O. Courtney, Jr., a certified check to the order of James O. Courtney, Jr., in the amount of $46,815.25, representing 2.5% of said $1,872,610.17 sales price, as payment in full to him for his services rendered in connection with the sale of said Stock of Gilmour.

          (b) In addition, the parties hereto shall submit to the Pennsylvania Liquor Control Board a Notice of Change of Officers, Directors and Stockholders with such supporting documents as may be required, including financial disclosures, resignations, corporate minutes, NBI's corporate documents, and necessary authorizations to do business in Pennsylvania. Further, the parties shall continue to process, cooperate and assist in any necessary proceedings before or requests by the Pennsylvania Liquor Control Board until such time as the corporate changes desired by NBI are accepted by the Pennsylvania Liquor Control Board and NBI and/or its designees are accepted as authorized officers, directors and shareholders of the Company. All of the documents referred to in this Section 2.2(b) shall be prepared and processed by NBI at its sole expense.

                         III.  SELLERS' REPRESENTATIONS
                               ------------------------

          Each of the Sellers, severally and for herself only, hereby stipulates and represents to NBI, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

          3.A.  Authorized and Outstanding Shares of Capital Stock.  (a)
Gilmour hereby stipulates and represents to NBI that, to her Knowledge: After giving effect to the Closing, the authorized capital stock of the Company will consist of 100,000 shares of Common Stock, without par value, of which 34,515 shares are issued and outstanding and of which Gilmour owns 26,598 shares (the "Gilmour Shares"). No subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into such capital stock is authorized or outstanding, and there is no commitment of Gilmour to issue any such shares, warrants, options or other such rights or securities.

          (b) Calderone hereby stipulates, represents and warrants to NBI that after giving effect to the Closing, the authorized capital stock of the Company will consist of 100,000 shares of Common Stock, without par value, of which 34,515 shares are issued and outstanding and of which Calderone owns legally and beneficially 7,917 shares (the "Calderone shares"). No subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into such capital stock is authorized or outstanding, and there is no commitment of Calderone to issue any such shares, warrants, options or other such rights or securities. This representation shall survive the closing.

          3.B. Authorization and Issuance of the Stock. (a) Gilmour hereby stipulates and represents to NBI that, to her Knowledge: The issuance of the Stock has been duly authorized. Upon delivery to NBI of certificates therefor against payment in accordance with the terms hereof, the Stock will have been validly issued and fully paid and non-assessable, free and clear of all pledges, liens, claims, encumbrances and pre-emptive rights and contractual obligations.

          (b) Calderone hereby stipulates and represents to NBI that the issuance of the Stock has been duly authorized. Upon delivery to NBI of certificates therefor against payment in accordance with the terms hereof, the Stock will have been validly issued and fully paid and non-assessable, free and clear of all pledges, liens, claims, encumbrances and pre-emptive rights and contractual obligations.

          3.C. Authority. To the Knowledge of each of the Sellers: The Company has all the requisite power and authority to own and operate its properties and to carry on its business as now being conducted. The Sellers have all the requisite power and authority to enter into this Agreement and perform their obligations hereunder. Upon its execution by NBI and the Sellers, this Agreement shall be a valid, legally binding and enforceable obligation of the Sellers.

          3.D. No Violations. To the Knowledge of each of the Sellers: (i) Except for the condition and operation of the sewage transportation and treatment system at the Holiday Inn of Belle Vernon, which system has been examined by NBI, neither the Company nor any Seller has received any notice of violations of any laws, ordinances, orders, regulations or requirements of any applicable governmental authority affecting any portion of the Hotel and (ii) the execution, delivery and performance of this Agreement will not breach or violate any agreement, indenture or instrument to which the Company is a party or to which the Stock, the assets of the Company, the Hotel or the Property is subject.

          3.E. Litigation. Except for the condition and operation of the sewage transportation and treatment system at the Holiday Inn of Belle Vernon, which system has been examined by NBI, and except as set forth on Schedule 3.5 hereto, there is no pending, or to the Knowledge of Sellers, threatened, litigation, condemnation or other proceeding affecting the ownership, operation, maintenance or use of the Property and the Hotel.

          3.F.  Financial Statements.  To the Knowledge of each of the Sellers:
The financial statements heretofore delivered to NBI are true, complete and accurate, present fairly the results of operations of the Hotel and the Company for the periods covered thereby, and were prepared in accordance with GAAP, consistently applied.

          3.G. Contracts. To the Knowledge of each of the Sellers: The list of Contracts, Licenses, and Leases attached hereto as Exhibit B affecting the Property as of the date of this Agreement is complete and correct; the Company is not a party to any other material contracts including, without limitation, any contract with Umesh Patel; and with respect to such Contracts, Licenses and Leases, except as set forth on Exhibit B, no such Contracts, Licenses, and Leases have been supplemented or amended, all such Contracts, Licenses and Leases remain in full force and effect, there has been no default by the Company or any other party thereto in the performance of the terms, covenants and conditions thereof to be performed by such party thereunder and all sums due by the Company thereunder have been paid in full.

          3.H. Licenses. To the Knowledge of each of the Sellers: Except as set forth on Schedule 3.8 hereto, no citations or notices of default have been issued in respect of the Licenses during the period in which the Licenses have been held by the Company.

          3.I. Liens. To the Knowledge of each of the Sellers: The Hotel and the Property are free and clear of all Liens occasioned by Sellers and are free and clear of all material Liens except for (i) the Lease and (ii) Liens for current real property taxes not yet due and payable.

          3.J.  Franchise Agreement.  To the Knowledge of each of the Sellers:
The Company is in full compliance with the Franchise Agreement (as such term is defined on Exhibit B hereto), except for such matters as may be shown on the Product Improvement Plan prepared by Holiday Inns of America, a copy of which has been delivered to NBI.

          3.K. Actions. To the Knowledge of each of the Sellers: Except for any action pertaining to the condition and operation of the sewage transportation and treatment system at the Holiday Inn of Belle Vernon, which system has been examined by NBI, there are no civil, criminal or administrative actions, suits (including suits brought by or on behalf of a citizen or citizens group), demands, claims, hearings, or proceedings pending, or to the Knowledge of Sellers, threatened, against the Company or in respect of the Hotel or the Property, nor has the Company or either Seller received any notice of violation, demand or other notice from any governmental authority or agency, citizen or citizens group relating to the use, except for asbestos in the roof, generation, storage, treatment, disposal, release or threatened release of Hazardous Substances on or about the Property. NBI is aware that the roof contains asbestos and has made its own examination pertaining thereto.

          3.L. Collective Bargaining Agreements. To the Knowledge of each of the Sellers: There are no labor union contracts or collective bargaining agreements in effect with regard to any employees of the Company or any other employees of the Property and Hotel, except for the Labor Contract appended hereto as Exhibit C.

          3.M. Sewage. The Property is not served by a community sewage facility (as that term is defined in the Pennsylvania Sewage Facilities Act) and the Property's sewage facility may not be adequate to meet the needs of the Property and may not be in compliance with all governmental regulations. Said sewage facility has been examined by NBI.

          3.N. Zoning. To the Knowledge of each of the Sellers: The Property is zoned under the applicable zoning ordinances of the county or other political subdivision in which any portion of the Property is situated for the purpose for which the Property is being used on the date of this Agreement including, but not limited to, the operation of the Hotel.

          3.O. "As Is". With the exception of the sewage line underneath the Holiday Inn of Belle Vernon and pump station, NBI has examined the Hotel and Personal Property and is buying them "as is", including, but not limited to, any mechanical, electrical and structural defects affecting them and any hazardous substance or other substances thereon.

          3.P.  Legal Requirements.  To the Knowledge of each of the Sellers:
The Company has all requisite permits necessary to own, operate, maintain and use the Property and Hotel including, without limitation, (i) all permits required to operate the Hotel restaurant and (ii) an amusement permit for live entertainment in the Hotel, have been issued and are in full force and effect. The Company has paid in full any and all prior fines imposed upon the Company including, without limitation, any and all fines imposed by the Pennsylvania Department of Environmental Resources. The Company has obtained and maintained in force all permits required by law to undertake any work carried out on or in respect of the Hotel or the Property throughout the duration of any such work.

          3.Q.  Intentionally omitted.

          3.R. Pension and Benefit Plans; ERISA; Labor Relations. To the Knowledge of each of the Sellers: (a) Exhibit D includes copies of (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained by the Company or to which the Company contributed or is obligated to contribute thereunder for the benefit of the current or former employees of the Company ("Employee Benefit Plans") and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA maintained by the Company or any person, firm or corporation which is or was under common control with the Company or treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") ("ERISA Affiliate") or to which the Company, or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

          (b) NBI will not have (i) any obligation to make any contribution to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan") or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not consummated the transaction at the Closing Date in accordance with the terms of this Agreement, except as provided in Section 3.18(c) or (d).

          (c) Other than the Multiemployer Plan listed on Exhibit D, none of the Pension Plans are or were subject to the minimum funding requirements of
Section 302 of ERISA, Section 412 of the code, or Title IV of ERISA.

          (d) True and complete copies of the following documents with respect to each of the Employee Benefit Plans and Pension Plans have been made available to or delivered to NBI by the Sellers: (i) any plans and related trust documents, and amendments thereof, (ii) the most recent Forms 5500, (iii) the last IRS determination letter, (iv) summary plan descriptions, (v) written communications to employees relating to the Employee Benefits Plans, and (vi) written descriptions of all non-written agreements relating to the Employee Benefits Plans.

          (e) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder and other applicable law), and neither the Company, any "party in interest" nor any "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

          (f) The Company maintains no Employee Benefit Plans which provide for post-retirement benefits (other than pension) or that must provide health care continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (g) Neither the Company nor any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan, except as set forth on Exhibit D.

          (h) Neither the Seller nor any ERISA Affiliate has (i) withdrawn in a complete or partial withdrawal from any Multiemployer Plan, (ii) incurred any liability due to the termination or reorganization of a Multiemployer Plan, or
(iii) received notification that any Multiemployer Plan is currently in reorganization or is or has been terminated or will immediately be in reorganization or terminated.

          (i) The Company has no contract, plan, or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or to modify any existing Employee Benefit Plan.

          (j) The Company is not a party to any employment contract and there is no employment contract, non-competition, employment retention, extension, continuation, commitment, or other similar contract affecting any employee, officer, or director of the Company or any consulting agreement pursuant to which the Company has any liability.

          (k) No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving the Company pending with any labor organizations or group of employees of the Company. There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, material grievances, or other material labor disputes pending or threatened in writing against or involving the Company.

          (l) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company within the six months prior to the date hereof and the Company has complied with applicable provisions of the Immigration Reform and Control Act of 1986.

          3.S. Comprehension. Both the Sellers have either (i) read this Agreement in its entirety or else (ii) it has been read to and understood by such Seller.

          3.T. Prior Agreements. Any and all prior agreements concerning the sale of the Stock and/or the sale of all or substantially all of the Company's assets have been terminated.

          3.U. Taxes. To the Knowledge of each of the Sellers: No transfer, excise or similar taxes (excluding pass-through income taxes for the period prior to the Closing Date) will be or become due or payable in connection with the sale, delivery or transfer by the Sellers to NBI of the Stock. All federal, state and local tax returns, reports and statements required to be filed by the Company have been filed with the appropriate governmental agencies, and all taxes and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be accrued thereto or for nonpayment thereon, or any such fine, penalty, interest or late charge has been paid. All such returns, reports and statements are true, complete and correct, and there are no material deficiencies in respect thereof.


                                 IV.  COVENANTS
                                      ---------

          Each of the Sellers, jointly and severally, covenants and agrees (except as otherwise provided herein, or unless NBI has given its prior written consent) as follows. Each such covenant and agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

          4.A. Tax Compliance. Each of the Sellers shall pay her proportionate share of all pass-through income taxes for the period prior to the Closing Date in connection with the sale, delivery or transfer by the Sellers to NBI of the Stock and shall save NBI and any other holder of the Stock harmless without limitation as to time against any and all liabilities with respect to such taxes. NBI agrees to use reasonable commercial efforts to maintain and preserve existing financial records of the Company that are transferred to NBI for a period of five (5) years after the Closing Date.

          4.B. Broker. Each of Sellers, jointly and severally, stipulates and represents to NBI that neither of them has dealt with any real estate agent, salesperson, finder or broker in connection with this transaction other than Herbert J. deMarrais and James O. Courtney, Jr. (collectively, the "Broker"). Each Seller agrees and covenants to pay her pro rata share of a five percent (5%) commission, in the total amount of $121,500, to said Broker (which amount shall be evenly divided between Herbert J. deMarrais and James O. Courtney, Jr.) pursuant to a separate agreement between Sellers and said Broker. NBI represents to Sellers that it has not dealt with any real estate agent, salesperson, finder or broker in connection with this transaction. Each of the Sellers and Purchaser, severally and for itself only, agrees to indemnify and hold the other harmless from and against all loss, damage and liability incurred by reason of a breach of the representations and warranties contained in this Section 4.2.

          4.C. Non-Competition. The Sellers covenant and agree that they shall not own or participate in the operation of any hotel or motel business within a ten-mile radius of the Property for a period of two (2) years after the Closing Date without prior written consent of NBI, its successors or assigns.

          4.D. Tax Indemnity. From and after the Closing Date, the Sellers agree to indemnify NBI against all taxes imposed on the Sellers with respect to any taxable period that ends on or before the Closing Date. Any indemnity payment made hereunder by the Sellers to NBI shall be treated as an adjustment to the Purchase Price for tax purposes, but if the recipient of such payment is required to include such amount in its gross income for federal, state or local income tax purposes, then there shall be paid to such recipient an additional amount so that after the payments are made to NBI it has received, after taxes, an amount equal to the amount indemnified.

          4.E. Lost Cerificates. Calderone stipulates, represents and warrants that stock certificate Numbers 14, 25, 35 and 43 have been misplaced or lost. Calderone covenants and agrees to deliver such certificates to NBI in the event of their discovery and further covenants and agrees to use her best efforts to effect the transfer of the ownership of the Calderone Shares to NBI as contemplated hereunder, including, without limitation, the attachment of a codicil setting forth the terms of this Agreement to any will executed by Calderone and the inclusion of a copy of this Agreement among her estate-planning documents. The terms and conditions of this Section 4.5 shall survive the Closing hereunder.

                            V.  CONDITIONS PRECEDENT
                                --------------------

          5.A.  The obligation of NBI to purchase the Stock pursuant to Section
2.1 hereof is subject to the following conditions:

          (a) NBI shall have received certificates registered in NBI's name representing Gilmour Shares;

          (b) All directors and officers of the Company shall have tendered their resignation to NBI;

          (c) All Company bank accounts, deposits and similar assets shall have been transferred into the name of NBI or such other entity as NBI shall have designated;

          (d) Sellers' representations shall be true and correct to the Knowledge of Sellers on such date and Sellers shall have fully performed their obligations under this Agreement; and

          (e) The Closing shall occur on or before August 4, 1995.


                          VI.  SECURITIES LAW MATTERS
                               ----------------------

          Legends. Each certificate evidencing shares of Stock shall bear a legend substantially in the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."

                             VII.  INDEMNIFICATION
                                   ---------------

          Calderone, severally and for herself only, agrees to indemnify and hold harmless NBI from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against NBI in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants by Calderone contained herein or in any certificate or document delivered pursuant hereto relating to her ownership of Stock. The terms and conditions of this Section shall survive the Closing or the termination of this Agreement.


                 VIII.  SELLERS' PROPORTIONATE JOINT LIABILITY
                        --------------------------------------

          In the event of any joint liability of Gilmour and Calderone under the terms of this Agreement, any monetary liability of Gilmour and of Calderone shall be limited to their respective percentage of ownership of shares of Stock in the Company.


                               IX.  MISCELLANEOUS
                                    -------------

          9.A. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          If to NBI at:

          1880 Industrial Circle
          Longmont, Colorado 80501
          Attn:  Mr. Jay H. Lustig
          Telecopy Number:  (303) 684-2804

          with a copy to:

          Weil, Gotshal & Manges
          701 Brickell Avenue, Suite 2100
          Miami, Florida 33131
          Attn:  Morris D. Weiss, Esq.
          Telecopy Number:  (305) 374-7159

          If to the Sellers at:

          Mrs. Romaine Gilmour
          R.D. 2
          P.O. Box 70
          Somerset, Pennsylvania 15501

          Mrs. Rose B. Calderone
          R.D. 2
          P.O. Box 743
          Belle Vernon, Pennsylvania 15012

          with a copy to:

          c/o Courtney and Courtney
          142 North Court Avenue
          Somerset, Pennsylvania 15501
          Attn:  James O. Courtney, Jr., Esq.
          Telecopy Number:  (814) 445-6211
          (Attorney for Romaine Gilmour)

          Jack Bergstein, Esq.
          Schoonamaker Ave.
          Monessen, Pennsylvania 15062
          (Attorney for Rose B. Calderone)

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

          9.B.  Costs.  Each party to this Agreement shall bear its own costs.

          9.C. Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          9.D. Waiver. Either the Sellers (collectively) or NBI may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (c) waive or modify performance of any of the obligations of the other under this Agreement.

          9.E. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by NBI and the Sellers.

          9.F. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either NBI or the Sellers without the prior written consent of the other parties.

          9.G. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to the principles thereof regarding conflict of laws.

          9.H. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          9.I. Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

          9.J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          9.K. Representation. It is recognized by the parties hereto that James O. Courtney, Jr., Esq., is only acting as attorney for and representing Romaine Gilmour and that he is not acting as attorney for or representing Rose
B. Calderone.

          IN WITNESS WHEREOF, NBI, Gilmour and Calderone have executed this Agreement as of the day and year first above written.

                                NBI:

                                NBI INC.
Attest:


By:  \s\ Mert Cogan             By: \s\ Jay H. Lustig
   ----------------                -----------------------------
     Mert Cogan                     Jay H. Lustig
     Secretary                      President

     [SEAL]



                                SELLERS:



                                 \s\ Romaine Gilmour
                                ----------------------
                                ROMAINE GILMOUR

                                 \s\ Rose B. Calderone
                                -----------------------
                                ROSE B. CALDERONE

                                  SCHEDULE 3.5


                                   Litigation
                                   ----------


                                     NONE.



                                  SCHEDULE 3.8


                             Citations re Licenses
                             ---------------------


                                     NONE.



                                   EXHIBIT A


                         Legal Description of Property
                         -----------------------------


See attached.

                                   EXHIBIT B


                         Contracts, Licenses and Leases
                         ------------------------------


1. Commercial Service Contract between GE Service and Belle Vernon Motel Corp., with an effective date of May 6, 1993, and an expiration date of May 6, 1998.

2. Agreement dated September 18, 1986 between Broadcast Music, Inc. and Belle Vernon Motel Corp. d/b/a Holiday Inn.

3.   Agreements identified on the schedule attached hereto.

4. AT&T Hospitality Commission Agreement dated September 16, 1990, as amended on July 15, 1993.

5. License to operate a public eating and drinking place issued by the Commonwealth of Pennsylvania Department of Environmental Resources in favor of Holiday Inn Belle Vernon, with an expiration date of July 31, 1996.

6. License No. 65249550 issued by the Commonwealth of Pennsylvania Department of Revenue authorizing Belle Vernon Motel Corp. to collect local and/or state sales, use and hotel occupancy taxes, with an expiration date of March 1999.

7. Receipt dated July 12, 1994 issued by the Department of Treasury, Bureau of Alcohol, Tobacco and Firearms for payment of Special Occupational Tax by Belle Vernon Motel Corp.

8. Liquor License No. H-4878, AP-4878 and SS-4878 issued by the Commonwealth of Pennsylvania, Pennsylvania Liquor Control Board on May 1, 1995, in favor of Belle Vernon Motel Corp., with an expiration date of April 30, 1996.

9. License Agreement dated January 24, 1986 between Holiday Inns, Inc., a Tennessee corporation, as Licensor, and Belle Vernon Motel Corporation, a Pennsylvania corporation, as Licensee (the "Franchise Agreement").

10. Commonwealth of Pennsylvania, Department of Environmental Resources National Pollutant Discharge Elimination System Permit No. PA0097781 issued to Belle Vernon Motel Corporation.

11.  Lease Agreement dated May 16, 1969 between William F. Sullivan, Rosemary
     C. Sullivan, James L. Smith and Thelma W. Smith, as Lessor, and the Company, as Lessee, recorded on July 6, 1969 in Deed Book Volume 2015, Page 378, as amended by

     Amendment to Lease dated October 14, 1970 recorded on October 16, 1970 in Deed Book Volume 2052, 1179 and assigned by Assignment of Lease dated March 2, 1973, executed by William F. Sullivan, Rosemary C. Sullivan, James L. Smith and Thelma W. Smith in favor of Pittsburgh Penn Center Corporation, recorded on March 14, 1973 in Deed Book Volume 2120, Page 566, all in the Recorder of Deeds Office of Westmoreland County, Pennsylvania.

12.  Additional licenses identified on the attachment hereto.



                                   EXHIBIT C


                                 Labor Contract
                                 --------------


See attached.



                                   EXHIBIT D


                    Employee Benefit Plans and Pension Plans
                    ----------------------------------------


See attached.